                                                                      Exhibit 11

El Paso Electric Company
Computation of Earnings Per Share
(In Thousands Except for Share Data)

                                                                 Three Months Ended          Nine Months Ended
                                                                    September 30,              September 30,
                                                             -------------------------    -------------------------
                                                                 2000          1999           2000         1999
                                                             -----------   -----------    -----------   -----------
Net income applicable to common stock:
  Income before extraordinary item........................   $    25,442   $    26,224    $    49,166   $    30,537
  Extraordinary loss on extinguishments of debt, net of
     income tax benefit...................................        (1,223)       (2,068)        (1,772)       (3,251)
                                                             -----------   -----------    -----------   -----------
     Net income applicable to common stock................   $    24,219   $    24,156    $    47,394   $    27,286
                                                             ===========   ===========    ===========   ===========

Basic earnings per common share:
  Weighted average number of common shares
     outstanding..........................................    54,400,463    59,232,142     54,691,003    59,879,180
                                                             ===========   ===========    ===========   ===========

  Net income per common share:
     Income before extraordinary item.....................   $     0.468   $     0.443    $     0.899   $     0.510
     Extraordinary loss on extinguishments of debt, net
        of income tax benefit.............................        (0.023)       (0.035)        (0.032)       (0.054)
                                                             -----------   -----------    -----------   -----------
        Net income........................................   $     0.445   $     0.408    $     0.867   $     0.456
                                                             ===========   ===========    ===========   ===========

Diluted earnings per common share:
  Weighted average number of common shares
     outstanding..........................................    54,400,463    59,232,142     54,691,003    59,879,180
                                                             -----------   -----------    -----------   -----------
  Effect of dilutive potential common stock options based
     on the treasury stock method using average market
     price:
        Quarter ended March 31............................             -             -        542,564             -
        Quarter ended June 30.............................             -             -        745,362       384,767
        Quarter ended September 30........................       874,872       498,828        874,872       498,828
        Quarter ended December 31.........................             -             -              -             -
  Effect of dilutive potential restricted common stock
     based on the treasury stock method using average
     market price:
        Quarter ended March 31............................             -             -         22,749             -
        Quarter ended June 30.............................             -             -         51,623        29,186
        Quarter ended September 30........................        70,209        45,471         70,209        45,471
        Quarter ended December 31.........................             -             -              -             -
                                                             -----------   -----------    -----------   -----------
                                                                 945,081       544,299      2,307,379       958,252
        Divided by number of quarters.....................             1             1              3             3
                                                             -----------   -----------    -----------   -----------
           Net effect of diluted potential common stock...       945,081       544,299        769,126       319,418
                                                             -----------   -----------    -----------   -----------
  Weighted average number of common shares and dilutive
     potential common shares outstanding..................    55,345,544    59,776,441     55,460,129    60,198,598
                                                             ===========   ===========    ===========   ===========

  Net income per common share:
     Income before extraordinary item.....................   $     0.460   $     0.439    $     0.887   $     0.507
     Extraordinary loss on extinguishments of debt, net
        of income tax benefit.............................        (0.022)       (0.035)        (0.032)       (0.054)
                                                             -----------   -----------    -----------   -----------
        Net income........................................   $     0.438   $     0.404    $     0.855   $     0.453
                                                             ===========   ===========    ===========   ===========

                                                                      Exhibit 11


El Paso Electric Company
Computation of Earnings Per Share
(In Thousands Except for Share Data)


                                                          Twelve Months Ended
                                                             September 30,
                                                      --------------------------
                                                         2000           1999
                                                      -----------   ------------

Net income applicabe to common stock:
     Income before extraordinary items.............   $    50,241   $    33,518
     Extraordinary loss on extinguishments of
       debt, net of income tax benefit.............        (1,857)       (3,251)
     Extraordinary gain on discharge of debt,
       net of income tax expense...................             -         3,343
                                                      -----------   -----------
       Net income applicable to common stock.......   $    48,384   $    33,610
                                                      ===========   ===========

Basic earnings per common share:
     Weighted average number of common shares
       outstanding.................................    55,412,512    59,952,191
                                                      ===========   ===========

     Net income per common share:
          Income before extraordinary items........   $     0.907   $     0.559
          Extraordinary loss on extinguishments
            of debt, net of income tax benefit.....        (0.034)       (0.054)
          Extraordinary gain on discharge of
            debt, net of income tax expense........             -         0.056
                                                      -----------   -----------
            Net income.............................   $     0.873   $     0.561
                                                      ===========   ===========

Diluted earnings per common share:
     Weighted average number of common shares
       outstanding.................................    55,412,512    59,952,191
                                                      -----------   -----------
     Effect of dilutive potential common stock
       options based on the treasury stock
       method using average market price;
          Quarter ended March 31...................       542,564             -
          Quarter ended June 30....................       745,362       384,767
          Quarter ended September 30...............       874,872       498,828
          Quarter ended December 31................       514,212       479,130
     Effect of dilutive potential restricted
       common stock based on the treasury stock
       method using average market price;
          Quarter ended March 31...................        22,749             -
          Quarter ended June 30....................        51,623        29,186
          Quarter ended September 30...............        70,209        45,471
          Quarter ended December 31................        56,258        39,433
                                                      -----------   -----------
                                                        2,877,849     1,476,815
          Divided by number of quarters............             4             4
                                                      -----------   -----------
            Net effect of dilutive potential
              common stock.........................       719,462       369,204
                                                      -----------   -----------
     Weighted average number of common shares
       and dilutive potential common shares
       outstanding.................................    56,131,974    60,321,395
                                                      ===========   ===========

     Net income per common share:
          Income before extraordinary items........   $     0.895   $     0.556
          Extraordinary loss on extinguishments
            of debt, net of income tax benefit.....        (0.033)       (0.054)
          Extraordinary gain on discharge of
            debt, net of income tax expense........             -         0.055
                                                      -----------   -----------
            Net income.............................   $     0.862   $     0.557
                                                      ===========   ===========